Exhibit 99.1

Tornier Reports Third Quarter 2013 Results

•	U.S. distribution channel transition accelerates with agreements covering 61% of U.S. revenue

•	Non-GAAP gross margin improved to 74.2%

•	Aequalis Ascend Flex™ launch tracking to plan; over 120 trained surgeon users

AMSTERDAM, The Netherlands (November 5, 2013) — Tornier N.V. (NASDAQ: TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, reported today its financial results for the third quarter ended September 29, 2013.

Revenue for the third quarter of 2013 was $66.7 million compared to third quarter 2012 revenue of $58.0 million, an increase of 15.1% as reported and 13.4% in constant currency. Revenue for the nine months ended September 29, 2013 totaled $227.6 million, compared to revenue of $198.5 million for the same period of 2012, an increase of 14.7% as reported and 14.0% in constant currency.

Third quarter 2013 revenue of Tornier’s extremities product categories totaled $56.9 million compared to $48.7 million for the prior year period, an increase of 16.8% as reported and 16.2% in constant currency. For the nine months ended September 29, 2013, revenue of Tornier’s extremities product categories was $189.8 million compared to $160.1 million for the prior year period, an increase of 18.5% as reported and 18.3% in constant currency.

Giving pro forma effect to Tornier’s fourth quarter 2012 acquisition of OrthoHelix Surgical Designs, Inc. to include OrthoHelix revenue in the prior year period, Tornier’s 2013 third quarter constant currency revenue growth was 1.1%, and extremities product constant currency revenue increased 1.5%. Pro forma constant currency revenue growth for the nine months ended September 29, 2013 was 3.3%, and pro forma extremities product constant currency revenue increased 4.9%.

Dave Mowry, President and Chief Executive Officer of Tornier, commented, “We believe the U.S. sales force transition is integral to positioning Tornier for achieving consistent above market revenue growth and margin expansion. During the third quarter, we made the strategic decision to accelerate this process of moving to a distribution channel with both upper and lower extremities focused sales representatives. At the end of the third quarter, agreements associated with this transition process represented approximately 61% of our U.S. revenue compared to 40% at the end of the second quarter. We expect to complete the transition agreement negotiation process by year end. While we believe the acceleration is in the best interest of the company, it has led to disruption in our current U.S. sales performance.

The transition also resulted in the expansion of our direct sales representation, which accounted for approximately one-third of our U.S. revenue at the end of the third quarter and is expected to increase to nearly 50% of U.S. revenue by year end. Our confidence in our U.S. sales channel strategy is underscored by the double-digit revenue growth during the quarter achieved by the more mature territories where transition agreements were completed early in this process.”

The Company’s third quarter 2013 adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $4.8 million, or 7.2% of reported revenue, compared to $4.8 million, or 8.3% of revenue, in the same quarter of the prior year. For the nine months ended September 29, 2013, adjusted EBITDA decreased 3.1% to $21.3 million, or 9.3% of reported revenue, compared to $22.0 million, or 11.1% of revenue for the prior year period.

Mr. Mowry added, “We delivered adjusted EBITDA within our guidance range despite the lower than expected revenue. This was driven by an improvement in non-GAAP gross margin and prudent management of operating expenses. We believe we have the infrastructure in place to support our double-digit constant currency revenue growth and enhanced operating leverage expectations.”

Third Quarter 2013 Revenue Highlights

Extremities

•	Revenue from the upper extremities joints and trauma category was $40.3 million, an increase of 1.5% in constant currency over the same quarter in 2012. This growth was primarily led by the Company’s shoulder arthroplasty portfolio, including the Aequalis™ Reversed Shoulder and Aequalis™ Ascend™, which includes contribution from the third quarter 2013 launch of the Aequalis Ascend Flex™.

•	Revenue from Tornier’s lower extremities joints and trauma category in the third quarter of 2013 reached $13.5 million, an increase of 132.5% in constant currency. Giving pro forma effect to the OrthoHelix acquisition to include OrthoHelix revenue in the third quarter of 2012, third quarter 2013 lower extremities revenue recorded constant currency growth of 7.7%. The Company’s international roll-out of the OrthoHelix product line started with its first sale in the second quarter and first clinical case in the third quarter 2013.

•	Revenue from the sports medicine and biologics product category was $3.1 million in the third quarter of 2013, a decrease of 11.6% in constant currency over the same quarter in 2012 driven by a decline in the Company’s anchor products, partially offset by growth in the Company’s suture and BioFiber® products. The Company is in the early launch stage of its Insite™ bio anchor and unique Phantom™ high strength resorbable suture.

Large Joints

Revenue of the Company’s large joints and other product lines was $9.8 million, a decrease of 0.9% over the same quarter in 2012 on a constant currency basis. In the third quarter of 2013, this product category decreased to 14.7% of the Company’s reported global revenue, compared to 16.0% during the prior year period.

Geographic Revenue

On a geographic basis as compared to the third quarter of 2012, Tornier’s international revenue increased 10.3% as reported and 6.3% in constant currency, representing 39% of reported global revenue. Revenue in the United States increased by 18.3% and represented 61% of reported global revenue. Giving pro forma effect to the OrthoHelix acquisition to include OrthoHelix revenue in the third quarter of 2012, revenue in the United States decreased by 1.8% during the third quarter of 2013 compared to the prior year quarter.

Fourth Quarter 2013 Outlook

•	For the fourth quarter of 2013, the Company projects constant currency revenue to be in the range of $73 to $ 77 million, representing constant currency growth of negative 7.6% to negative 2.6% over fourth quarter 2012 revenue.

•	Based on recent currency exchange rates, fourth quarter 2013 reported revenue is projected to be in the range of $74.4 to $78.3 million, representing reported growth of negative 5.9% to negative 0.9% over fourth quarter 2012 revenue.

•	Fourth quarter 2013 extremities product categories revenue is expected to grow negative 7.9% to negative 2.6% in constant currency. The Company projects adjusted EBITDA, as described in the GAAP to non-GAAP reconciliation provided later in this release, for the fourth quarter of 2013 to be in the range of $4.0 to $6.0 million, or 5.4% to 7.7% of reported revenue.

Fiscal Year 2013 Outlook

•	Based on the year-to-date performance and current business trends, the Company is updating its previous revenue guidance. Fiscal year 2013 constant currency revenue is now expected to be in the range of $299.2 to $303.2 million, representing constant currency growth of 7.8% to 9.3%.

•	Based on recent currency exchange rates, 2013 reported revenue is projected to be in the range of $301.9 to $305.9 million, representing reported growth of 8.8% to 10.2% over 2012 revenue.

•	Revenue of the Tornier extremities product categories in 2013 is expected to grow 10.7% to 12.3% in constant currency. Giving pro forma effect to the OrthoHelix acquisition to include OrthoHelix revenue in the full year 2012, extremities product categories revenue is expected to grow 1.4% to 2.7% in constant currency.

•	The Company projects 2013 adjusted EBITDA in the range of $25.3 to $27.3million, or 8.4% to 8.9% of reported revenue.

Conference Call

Tornier will host a conference call today at 4:30 p.m. eastern time to discuss its third quarter 2013 financial results and its outlook for the fourth quarter and full year of 2013. The conference call will be available to interested parties through a live audio webcast available through the Company’s website atwww.tornier.com. Those without internet access may join the call from within the U.S. by dialing (877) 673-5355; outside the U.S., dial (760) 666-3805.

A telephone replay will be available for ten days following the call by dialing (855) 859-2056 for domestic participants and (404) 537-3406 for international participants. When prompted, please enter the replay pin number 75043752. For those who are not available to listen to the live webcast, the call will be archived for one year on Tornier’s website.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “can,” “may,” “believe,” “could,” “should,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Tornier’s financial guidance for the fourth quarter and full year 2013, Tornier’s financial goal to achieve above market revenue growth and margin expansion and return to double-digit constant currency revenue growth; Tornier’s strategy to separate its U.S. sales channel to focus on either upper or lower extremities products, transitions in Tornier’s U.S. sales channel to do so, and the scope, timing and impact on revenues of such transitions; Tornier’s expectations that direct sales representatives will account for 50% of U.S. revenue by the end of 2013, Tornier’s infrastructure and its ability to support business growth and operating leverage and the launch and market acceptance of the Aequalis Ascend Flex™ . Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, Tornier’s future operating results and financial performance; changes in Tornier’s arrangements with its distributors and independent sales agencies, including the alignment for either dedicated upper or lower extremities sales representatives, and transition to direct selling models in certain geographies and territories; risks associated with Tornier’s acquisition of OrthoHelix and subsequent integration activities; fluctuations in foreign currency exchange rates; the effect of global economic conditions; the European sovereign debt crisis and austerity measures; risks associated with Tornier’s international operations and expansion; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates, product recalls; competitor activities; Tornier’s leverage and access to credit under its credit agreement; and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on serving extremities specialists who treat orthopaedic conditions of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 100 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com.

Use of Non-GAAP Financial Measures

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of revenue by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Tornier N.V.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended		Nine months ended
	(unaudited)		(unaudited)
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Revenue	$66,747	$58,015	$227,567	$198,487
Cost of goods sold	17,204	15,420	59,461	54,529
Cost of goods sold—acquisition related	1,768	310	5,444	415

Gross profit	47,775	42,285	162,662	143,543
	71.6%	72.9%	71.5%	72.3%
Operating expenses
Selling, general and administrative	46,797	38,524	150,400	124,157
Research and development	4,665	5,260	16,390	16,329
Amortization of intangible assets	3,976	2,730	11,597	8,013
Special charges	(3,918)	6,503	1,009	9,413

Total operating expenses	51,520	53,017	179,396	157,912
Operating (loss) income	(3,745)	(10,732)	(16,734)	(14,369)
Other income (expense)
Interest income	85	70	181	304
Interest expense	(1,499)	(481)	(5,754)	(1,430)
Foreign currency transaction (loss) gain	(285)	(326)	(1,071)	(195)
Loss on extinguishment of debt	—	—	(1,127)	—
Other non-operating income	95	56	183	54

(Loss) income before income taxes	(5,349)	(11,413)	(24,322)	(15,636)
Income tax expense	(943)	(268)	(1,405)	(1,305)

Consolidated net loss	$(6,292)	$(11,681)	$(25,727)	$(16,941)

Net loss per share
Basic and diluted	$(0.13)	$(0.29)	$(0.57)	$(0.43)
Weighted average ordinary shares outstanding
Basic and diluted	48,068	39,708	44,942	39,537

Tornier N.V.

Condensed Consolidated Balance Sheets

(in thousands)

	September 29, 2013	December 30, 2012
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$62,552	$31,108
Accounts receivable, net	48,633	54,192
Inventories	84,584	86,697
Deferred income taxes and other current assets	24,456	25,321

Total current assets	220,225	197,318
Instruments, net	58,657	51,394
Property, plant and equipment, net	41,797	37,151
Goodwill and intangibles, net	367,405	366,398
Deferred income taxes and other assets	2,647	1,966

Total assets	$690,731	$654,227

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowing and current portion of long-term debt	$1,229	$4,595
Accounts payable	13,862	11,526
Accrued liabilities, deferred income taxes and other current liabilities	54,896	44,505

Total current liabilities	69,987	60,626
Other long-term debt	66,070	115,457
Deferred income taxes and other long-term liabilities	31,337	42,065

Total liabilities	167,394	218,148
Shareholders’ equity	523,337	436,079

Total liabilities and shareholders’ equity	$690,731	$654,227

Tornier N.V.

Consolidated Statements of Cash Flow

(in thousands)

	Three months ended		Nine months ended
	(unaudited)		(unaudited)
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Cash flows from operating activities
Consolidated net loss	$(6,292)	$(11,681)	$(25,727)	$(16,941)
Adjustments to reconcile consolidated net loss to net cash provided by (used in) operating activities
Depreciation and amortization	9,022	7,051	26,803	21,398
Impairment of fixed assets	—	79	—	1,028
Lease termination costs	—	731	—	731
Non-cash foreign currency (gain) loss	293	(594)	1,079	(217)
Deferred income taxes	141	305	1,929	(147)
Share-based compensation	1,684	1,712	4,753	5,108
Non-cash interest expense and discount amortization	190	—	756	—
Inventory obsolescence	2,203	857	6,382	2,913
Loss on extinguishment of debt	—	—	1,127	—
Gain from reversal of contingent consideration liability	(4,947)	—	(4,947)	—
Inventory step up from acquisition	1,768	—	5,444	—
Other non-cash items affecting earnings	(687)	893	619	2,144
Changes in operating assets and liabilities
Accounts receivable	4,055	4,817	5,400	4,533
Inventories	(3,782)	(1,598)	(5,842)	(3,474)
Accounts payable and accruals	(5,235)	(3,847)	311	(3,429)
Other current assets and liabilities	4,464	(142)	2,403	(1,317)
Other non-current assets and liabilities	(2,297)	(763)	(2,169)	(1,194)

Net cash provided by (used in) operating activities	580	(2,180)	18,321	11,136
Cash flows from investing activities
Acquisition-related cash payments	(1,635)	433	(7,758)	(3,656)
Additions of instruments	(4,115)	(1,474)	(16,565)	(9,245)
Purchases of property, plant and equipment	(2,740)	(4,182)	(7,518)	(7,886)

Net cash (used in) investing activities	(8,490)	(5,223)	(31,841)	(20,787)
Cash flows from financing activities
Change in short-term debt	—	6,298	(1,000)	9,350
Repayments of long-term debt	(359)	(4,282)	(53,688)	(8,233)
Proceeds from issuance of long-term debt	—	136	—	5,172
Deferred financing costs	(58)	—	(111)	—
Issuance of ordinary shares	10,597	937	98,853	7,108

Net cash provided by financing activities	10,180	3,089	44,054	13,397
Effect of currency exchange rates on cash and cash equivalents	1,567	1,389	910	47

Increase in cash and cash equivalents	3,837	(2,925)	31,444	3,793
Cash and cash equivalents at beginning of period	58,715	61,424	31,108	54,706

Cash and cash equivalents at end of period	$62,552	$58,499	$62,552	$58,499

Tornier N.V.

Selected Revenue Information

(in thousands)

	Three months ended			Nine months ended
	(unaudited)			(unaudited)
	September 29, 2013	September 30, 2012	Percent change	September 29, 2013	September 30, 2012	Percent change
Revenue by product category
Upper extremity joints and trauma	$40,293	$39,429	2.2%	$136,258	$129,434	5.3%
Lower extremity joints and trauma	13,530	5,815	132.7%	42,514	19,333	119.9%
Sports medicine and biologics	3,117	3,487	-10.6%	11,051	11,363	-2.7%

Total extremities	56,940	48,731	16.8%	189,823	160,130	18.5%
Large joints and other	9,807	9,284	5.6%	37,744	38,357	-1.6%

Total	$66,747	$58,015	15.1%	$227,567	$198,487	14.7%

Revenue by geography
United States	$40,678	$34,377	18.3%	$134,244	$110,647	21.3%
International	26,069	23,638	10.3%	93,323	87,840	6.2%

Total	$66,747	$58,015	15.1%	$227,567	$198,487	14.7%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Revenue on a Constant Currency Basis

(in thousands)

	Three months ended
	(unaudited)
	September 29, 2013			September 30, 2012
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$40,293	$(287)	$40,006	$39,429	1.5%
Lower extremity joints and trauma	13,530	(10)	13,520	5,815	132.5%
Sports medicine and biologics	3,117	(36)	3,081	3,487	-11.6%

Total extremities	56,940	(333)	56,607	48,731	16.2%
Large joints and other	9,807	(607)	9,200	9,284	-0.9%

Total	$66,747	$(940)	$65,807	$58,015	13.4%

Revenue by geography
United States	$40,678	$—	$40,678	$34,377	18.3%
International	26,069	(940)	25,129	23,638	6.3%

Total	$66,747	$(940)	$65,807	$58,015	13.4%

	Nine months ended
	(unaudited)
	September 29, 2013			September 30, 2012
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$136,258	$(290)	$135,968	$129,434	5.0%
Lower extremity joints and trauma	42,514	(18)	42,496	19,333	119.8%
Sports medicine and biologics	11,051	(39)	11,012	11,363	-3.1%

Total extremities	189,823	(347)	189,476	160,130	18.3%
Large joints and other	37,744	(894)	36,850	38,357	-3.9%

Total	$227,567	$(1,241)	$226,326	$198,487	14.0%

Revenue by geography
United States	$134,244	$—	$134,244	$110,647	21.3%
International	93,323	(1,241)	92,082	87,840	4.8%

Total	$227,567	$(1,241)	$226,326	$198,487	14.0%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Pro Forma Revenue

(in thousands)

	Three months ended
	(unaudited)
	September 29, 2013					September 30, 2012
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	* Proforma adjustment for acquisitions	Proforma Revenue on a constant currency basis	Revenue as reported	* Proforma adjustment for acquisitions	Proforma Revenue on a constant currency basis	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$40,293	$(287)	$40,006	$—	$40,006	$39,429	$304	$39,733	0.7%
Lower extremity joints and trauma	13,530	(10)	13,520	—	13,520	5,815	6,742	12,557	7.7%
Sports medicine and biologics	3,117	(36)	3,081	—	3,081	3,487	—	3,487	-11.6%

Total extremities	56,940	(333)	56,607	—	56,607	48,731	7,046	55,777	1.5%
Large joints and other	9,807	(607)	9,200	—	9,200	9,284	—	9,284	-0.9%

Total	$66,747	$(940)	$65,807	$—	$65,807	$58,015	$7,046	$65,061	1.1%

Revenue by geography
United States	$40,678	$—	$40,678	$—	$40,678	$34,377	$7,046	$41,423	-1.8%
International	26,069	(940)	25,129	—	25,129	23,638	—	23,638	6.3%

Total	$66,747	$(940)	$65,807	$—	$65,807	$58,015	$7,046	$65,061	1.1%

	Nine months ended
	(unaudited)
	September 29, 2013					September 30, 2012
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	* Proforma adjustment for acquisitions	Proforma Revenue on a constant currency basis	Revenue as reported	* Proforma adjustment for acquisitions	Proforma Revenue on a constant currency basis	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$136,258	$(290)	$135,968	$—	$135,968	$129,434	$795	$130,229	4.4%
Lower extremity joints and trauma	42,514	(18)	42,496	—	42,496	19,333	19,735	39,068	8.8%
Sports medicine and biologics	11,051	(39)	11,012	—	11,012	11,363	—	11,363	-3.1%

Total extremities	189,823	(347)	189,476	—	189,476	160,130	20,530	180,660	4.9%
Large joints and other	37,744	(894)	36,850	—	36,850	38,357	—	38,357	-3.9%

Total	$227,567	$(1,241)	$226,326	$—	$226,326	$198,487	$20,530	$219,017	3.3%

Revenue by geography
United States	$134,244	$—	$134,244	$—	$134,244	$110,647	$20,530	$131,177	2.3%
International	93,323	(1,241)	92,082	—	92,082	87,840	—	87,840	4.8%

Total	$227,567	$(1,241)	$226,326	$—	$226,326	$198,487	$20,530	$219,017	3.3%

Notes:

* -	Represents Pro forma Revenue adjustment for OrthoHelix acquisition related to the respective period.

Tornier N.V.

Reconciliation of Net Loss to

Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation

and Amortization (EBITDA)

(in thousands)

	Three months ended		Nine months ended
	(unaudited)		(unaudited)
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Revenue, as reported	$66,747	$58,015	$227,567	$198,487
Net loss, as reported	$(6,292)	$(11,681)	$(25,727)	$(16,941)
Interest income	(85)	(70)	(181)	(304)
Interest expense	1,499	481	5,754	1,430
Income tax expense (benefit)	943	268	1,405	1,305
Depreciation	5,046	4,321	15,206	13,385
Amortization	3,976	2,730	11,597	8,013

Subtotal Non-GAAP EBITDA	5,087	(3,951)	8,054	6,888
Other non-operating (income) expense	(95)	(56)	(183)	(54)
Foreign currency transaction loss (gain)	285	326	1,071	195
Loss on extinguishment of debt	—	—	1,127	—
Share-based compensation	1,684	1,712	4,753	5,108
Inventory step-up from acquisition	1,768	310	5,444	415
Special Charges:
Acquisition, integration and distribution transition costs	1,029	1,722	4,742	1,790
Facilities consolidation initiative	—	2,786	—	5,254
Reversal of OrthoHelix contingent consideration liability	(4,947)		(4,947)
Italy bad debt expense	—	1,995	—	1,995
Legal settlements	—	—	1,214	—
Management Exit Costs	—	—	—	374

Non-GAAP adjusted EBITDA	$4,811	$4,844	$21,275	$21,965

Non-GAAP adjusted EBITDA margin	7.2%	8.3%	9.3%	11.1%

Tornier N.V.

Reconciliation of Net Loss and Net Loss per Share

to Non-GAAP Adjusted Net Loss and Non-GAAP Adjusted Net Loss per Share

(in thousands)

	Three months ended		Nine months ended
	(unaudited)		(unaudited)
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Net loss, as reported	$(6,292)	$(11,681)	$(25,727)	$(16,941)
Inventory step-up from acquisition, net of tax	1,518	250	5,171	335
Reversal of valuation allowance from acquisition	—	—	(540)	—
Loss on extinguishment of debt	—	—	1,127	—
Special charges, net of tax:
Acquisition, integration and distribution transition costs	978	1,722	4,685	1,790
Facilities consolidation initiative	—	2,727	—	4,978
Reversal of OrthoHelix contingent consideration liability	(4,947)	—	(4,947)	—
Italy bad debt expense	—	1,995	—	1,995
Legal settlements	—	—	1,214	—
Management Exit Costs	—	—	—	374

Non-GAAP adjusted net loss	(8,743)	(4,987)	(19,017)	(7,469)

Net loss per share, as reported
Basic and diluted	$(0.13)	$(0.29)	$(0.57)	$(0.43)
Inventory step-up from acquisition, net of tax	0.03	0.01	0.12	0.01
Reversal of valuation allowance from acquisition	—	—	(0.01)	—
Loss on extinguishment of debt	—	—	0.02	—
Special charges, net of tax:
Acquisition, integration and distribution transition costs	0.02	0.04	0.10	0.04
Facilities consolidation initiative	—	0.06	—	0.13
Reversal of OrthoHelix contingent consideration liability	(0.10)	—	(0.11)	—
Italy bad debt expense		0.05		0.05
Legal settlements	—	—	0.03	—
Management Exit Costs	—	—	—	0.01

Non-GAAP adjusted net loss per share
Basic and diluted	$(0.18)	$(0.13)	$(0.42)	$(0.19)

Weighted average ordinary shares outstanding
Basic and diluted	48,068	39,708	44,942	39,537

Tornier N.V.

Reconciliation of Net Cash Provided by Operating Activities

to Non-GAAP Adjusted Free Cash Flow

(in thousands)

	Three months ended		Nine months ended
	(unaudited)		(unaudited)
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Net cash provided by operating activities, as reported	$580	$(2,180)	$18,321	$11,136
Adjusted for:
Cash paid related to Facilities Consolidation	—	1,632	—	2,595
Additions of instruments, as reported	(4,115)	(1,474)	(16,565)	(9,245)
Purchases of property, plant and equipment, as reported	(2,740)	(4,182)	(7,518)	(7,886)
Purchases of property, plant and equipment, related to Facilities Consolidation	—	2,069	—	2,361

Non-GAAP adjusted free cash flow	$(6,275)	$(4,135)	$(5,762)	$(1,039)

Tornier N.V.

Reconciliation of Gross Margin and Gross Margin %

to Non-GAAP Adjusted Gross Margin and Gross Margin %

(in thousands)

	Three months ended		Nine months ended
	(unaudited)		(unaudited)
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Revenue, as reported	$66,747	$58,015	$227,567	$198,487
Gross margin, as reported	$47,775	$42,285	$162,662	$143,543
Gross margin %, as reported	71.6%	72.9%	71.5%	72.3%
Adjusted for:
Inventory step-up due to acquisition	1,768	310	5,444	415

Non-GAAP adjusted gross margin	49,543	42,595	168,106	143,958

Non-GAAP adjusted gross margin %	74.2%	73.4%	73.9%	72.5%

Tornier N.V.

Reconciliation of Operating Expenses and Operating Expenses as a % of Revenue to

Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Expenses as a % of Revenue

	Three Months Ended		Nine months ended
	(unaudited)		(unaudited)
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Revenue, as reported	$66,747	$58,015	$227,567	$198,487
Operating Expenses, as reported	51,520	53,017	179,396	157,912
Operating expenses as a percentage of revenue, as reported	77.2%	91.4%	78.8%	79.6%
Adjusted for:
Amortization of intangible assets	(3,976)	(2,730)	(11,597)	(8,013)
Special charges	3,918	(6,503)	(1,009)	(9,413)

Total adjustments	(58)	(9,233)	(12,606)	(17,426)
Non-GAAP adjusted operating expenses	$51,462	$43,784	$166,790	$140,486

Non-GAAP adjusted operating expenses as a percentage of revenue	77.1%	75.5%	73.3%	70.8%

Tornier N.V.

Reconciliation of Projected 2013 Operating Loss

to Projected Non-GAAP Adjusted EBITDA

(in millions)

	Three months ended		Twelve months ended
	(unaudited)		(unaudited)
	December 29, 2013		December 29, 2013
	Low	High	Low	High
Revenue	$74.4	$78.3	$301.9	$305.9
Operating Loss	$(10.7)	$(6.5)	$(27.4)	$(23.2)
Adjusted for:
Inventory step-up due to acquisition	0.6	0.4	6.0	5.8
Depreciation and amortization expense	10.1	9.5	36.9	36.3
Share-based compensation	2.2	1.8	7.0	6.6
Special charges	1.8	0.8	2.8	1.8

Total adjustments	$14.7	$12.5	$52.7	$50.5
Non-GAAP adjusted EBITDA	$4.0	$6.0	$25.3	$27.3

Non-GAAP adjusted EBITDA margin	5.4%	7.7%	8.4%	8.9%

Tornier believes the non-GAAP financial measures presented above provide additional meaningful information for measuring Tornier’s financial performance and are measures frequently used by Tornier’s management, as well as securities analysts and investors. Tornier uses the non-GAAP financial measures as supplemental measures of its performance and believes such measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by charges not related to Tornier’s regular, ongoing business, including non-cash charges, certain large and unpredictable charges, acquisitions, dispositions, litigation settlements and tax positions. Tornier’s management uses the non-GAAP financial measures to assess the performance of Tornier’s core operations, analyze underlying trends in Tornier’s businesses, establish operational goals and forecasts, and evaluate Tornier’s performance period over period and in relation to the operating results of its competitors. Tornier’s management uses the non-GAAP financial measures to help allocate its resources to both ongoing and prospective business initiatives and to help make budgeting and spending decisions, for example, between product development expenses, research and development expenses, and selling, general and administrative expenses. Tornier’s management is evaluated on the basis of several of these non-GAAP financial measures when determining achievement of performance incentive compensation goals.

Tornier believes that non-GAAP financial measures have limitations as analytical tools since they do not reflect all of the amounts associated with Tornier’s operating results as determined in accordance with GAAP and should only be used to evaluate Tornier’s operating results in conjunction with the corresponding GAAP measures. Accordingly, revenue on a constant currency basis should not be used as a substitute for revenue, EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share should not be used as a substitute for net income or net income per share; adjusted EBITDA margin should not be used as a substitute for net margin or operating margin; free cash flow should not be used as a substitute for cash flows from operations; and adjusted gross margin and gross margin percentage should not be used as a substitute for gross margin or gross margin as a percentage of revenue, in each case as determined in accordance with GAAP. Neither EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue, should be an indication of whether cash flow will be sufficient to fund Tornier’s cash requirements. Additionally, the calculation of non-GAAP financial measures is not based on any comprehensive or standard set of accounting rules or principles. Accordingly, Tornier’s definitions of revenue on a constant currency basis, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue, may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes.

For further information regarding why Tornier believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Tornier’s current report on Form 8-K filed today with the Securities and Exchange Commission which attaches this release as an exhibit. This current report on Form 8-K is available on the SEC’s website at www.sec.gov or on Tornier’s website at www.tornier.com.

CONTACT:

Tornier N.V.

Shawn McCormick

Chief Financial Officer

(952) 426-7646

shawn.mccormick@tornier.com